UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Lihua International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Lihua International, Inc.
Houxiang Five-Star Industry District
Danyang City, Jiangsu Province, People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held October 7, 2012

To the Stockholders of Lihua International, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Lihua International, Inc. (the “Company”) will be held on October 7, 2012 at Wu Xi Shan Shui Li Jing Hotel, Shan Shui Dong Lu, 19 in Wu Xi City, Jiangsu Province, People’s Republic of China at 9:00 a.m., local time (9:00 p.m. U.S. EDT on October 6, 2012). The meeting is called for the following purposes:

1.	To elect a board of five directors;
2.	To ratify the appointment of Crowe Horwath (HK) CPA Limited as the independent auditors of the Company for the fiscal year ending December 31, 2012;
3.	To conduct an advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed under the caption Election of Directors — Executive Compensation; and
4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on August 30, 2012 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10-day period preceding the meeting and will be available at the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the board of directors to sign, date and return the enclosed proxy card promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience. You may obtain directions to the meeting by calling our offices at +86 18605116877. This Proxy Statement, a form of proxy and our most recent Annual Report are available to view online at the following internet address: http://www.lihuaintl.com.

By Order of the Board of Directors,

/s/ Jianhua Zhu
Jianhua Zhu
Chairman and Chief Executive Officer

Dated: September 4, 2012

LIHUA INTERNATIONAL, INC.

Houxiang Five-Star Industry District
Danyang City, Jiangsu Province, People’s Republic of China

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Lihua International, Inc. (the “Company,” “Lihua,” “we,” “us,” or “our”) for the Annual Meeting of Stockholders to be held on October 7, 2012 at Wu Xi Shan Shui Li Jing Hotel, Shan Shui Dong Lu, 19 in Wu Xi City, Jiangsu Province, People’s Republic of China, at 9:00 a.m., local time (9:00 p.m. U.S. EDT on October 6, 2012). Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above address.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for each of the proposals.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed to the Company’s stockholders is September 7, 2012.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

GENERAL INFORMATION ABOUT VOTING

Record Date; Outstanding Shares; and Voting Rights

Only stockholders of record at the close of business on August 30, 2012 (the “Record Date”), are entitled to receive notice of, and vote at our annual meeting. As of the Record Date, the Company had outstanding 30,084,883 shares of Common Stock, being the only class of stock entitled to vote at the annual meeting. Each share of our Common Stock is entitled to one vote on all matters.

Quorum Requirement for the Annual Meeting

The holders of a majority of the shares entitled to vote at the annual meeting must be present at the annual meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

•	Are present and vote in person at the Annual Meeting; or
•	Have voted on the Internet or by properly submitting a proxy card by mail, or if you hold shares beneficially in street name, by providing voting instructions to your broker.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Votes Required for Approval

Proposal 1: Election of Directors.  Directors are elected by a plurality vote, and the five nominees who receive the most votes will be elected. In the election of Directors, votes may be cast in favor of all nominees or to withhold voting with respect to specific nominees.

Proposal 2: Ratification of Appointment of Auditors.  The affirmative “FOR” vote of a majority of the votes cast is necessary for approval of such proposal. A majority of votes cast means that the number of shares cast “for” the proposal exceeds the number of votes cast “against” that proposal.

Proposal 3: Advisory Vote To Approve Executive Compensation.  The advisory vote is not binding on the Company, the Board of Directors, or management. The affirmative “FOR” vote of a majority of the votes cast is necessary for approval of the executive compensation.

Broker Non-Votes and Abstentions

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the annual meeting are “non-routine,” except for the proposal to ratify the appointment of Crowe Horwath (HK) CPA Limited as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. In tabulating the voting result for Proposals 1, 2 and 3, set forth above, abstentions and broker non-votes will have no effect on the proposals being voted upon, assuming that a quorum is obtained.

Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors or on executive compensation matters in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Tabulation of Votes

The votes received by proxy as of October 6, 2012, will be tabulated and certified by our transfer agent Corporate Stock Transfer. All other votes will be tabulated by an inspector of election at the meeting.

VOTING

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card or vote by proxy on the Internet. The procedures for voting by proxy are as follows:

•	To vote by proxy on the Internet, go https://secure.corporatestock.com/vote.php to complete an electronic proxy card; or
•	To vote by proxy using the enclosed proxy card (only if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided.

If you vote by proxy, your vote must be received by 12:00 p.m. U.S. EDT on October 6, 2012 to be counted.

If you are not a stockholder of record, please follow the directions provided to you by your bank or broker. If you wish to vote in person at the meeting, please contact your bank or broker to learn the procedures necessary to allow you to vote your shares in person.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

You may revoke any proxy by notifying the Company in writing at the Company’s address, Attn: Secretary, or by voting a subsequent proxy or in person at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 30, 2012, the record date, the number of shares of our Common Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Company’s Common Stock; (ii) each director; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. As of August 30, 2012, we had 30,084,883 shares of Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is c/o Lihua Holdings Limited, Houxiang Five-Star Industry District, Danyang City, Jiangsu Province, PRC 212312, China.

All share ownership figures include shares of our Common Stock issuable upon securities convertible or exchangeable into shares of our Common Stock within sixty (60) days of August 30, 2012 which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares of Common Stock(2)(3)
Magnify Wealth Enterprises Limited(4)(5)	13,680,000	45.5%
CMHJ Technology Fund II, L.P.(6)	1,728,807	5.7%
Jianhua Zhu(5)	13,680,000	45.5%
Yaying Wang(7)	13,680,000	45.5%
Robert C. Bruce(8)	81,000	*
Jonathan P. Serbin(9)	80,000	*
Siu Ki “Kelvin” Lau(10)	75,000	*
Daphne Huang(11)	240,000	*
Jon D. Gruber(12)	1,764,010	5.9%
J. Patterson McBane(12)	1,784,360	5.9%
All Directors and Executive Officers, as a group (6 persons)	14,156,000	46.3%

*	Less than one percent
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities anticipated to be exercisable or convertible at or within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.
(2)	Based upon 30,084,883 shares of Common Stock issued and outstanding.
(3)	In determining the percent of Common Stock beneficially owned on August 30, 2012, (a) the numerator is the number of shares of Common Stock beneficially owned (including shares that the stockholder has the right to acquire within 60 days of August 30, 2012), and (b) the denominator is the sum of (i) the 30,084,883 shares outstanding on August 30, 2012, and (ii) the number of shares of Common Stock which such stockholder has the right to acquire within 60 days of August 30, 2012.
(4)	The address of Magnify Wealth is Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands. As the sole director of Magnify Wealth, Mr. Zhu, our CEO and President has sole voting and investment power over the shares.
(5)	Includes 13,680,000 shares owned by Magnify Wealth, of which Mr. Zhu, as the sole director of Magnify Wealth, has sole voting and investment power over the shares. Mr. Zhu is deemed to beneficially own all of the 13,680,000 shares of common stock owned by Magnify Wealth as a result of the vesting in full of

Mr. Zhu’s option to purchase all 3,000 shares of Magnify Wealth (the “Option Shares”) at $1.00 per share. While the option to purchase the Option Shares has vested in full, Mr. Zhu has not yet exercised the option.
(6)	CMHJ Partners L.P., a Cayman Islands limited partnership (“CMHJ Partners”) and the general partners of CMHJ Technology Fund II, L.P. (the “Fund”), and CMHJ Partners Ltd., a Cayman Islands limited liability company (“CMHJ”) and the general partner of CMHJ Partners, share voting and investment power with the Fund with respect to the shares beneficially owned by the Fund. CMHJ Partners and CMHJ may each be deemed to beneficially own the shares of common stock held by the Fund. CMHJ Partners and CMHJ each disclaims beneficial ownership of such shares. The address for CMHJ is Suite 803, Lippo Plaza 222 Huai Hai Zhong Road Shanghai 200021, PRC. Based on the Schedule 13G/A filed by CMHJ Partners L.P. on February 14, 2011.
(7)	As Mr. Zhu’s wife, Ms. Wang is deemed to be the beneficial owner of all shares of common stock beneficially owned by Mr. Zhu as a result of the vesting of 100% of Mr. Zhu’s Option Shares.
(8)	Includes 2,000 shares of common stock held by Mr. Bruce’s wife, 9,000 shares of common stock held directly by Mr. Bruce and 70,000 shares of common stock underlying options held by Mr. Bruce.
(9)	Includes 80,000 shares of the common stock underlying options.
(10)	Includes 75,000 shares of common stock underlying options.
(11)	Includes 240,000 shares of common stock underlying options.
(12)	Based on the Schedule 13G/A filed February 17, 2012, Jon D. Gruber and J. Patterson McBane are each managers of Gruber and McBaine Capital Management, LLC, with a business address of 50 Osgood Place, Penthouse, San Francisco, CA 94133.

Nominees of the Board of Directors

The Board of Directors has nominated the persons identified below for election as directors, to serve until the next annual meeting or their successors have been elected and qualified. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates. The following table sets forth information about our director nominees as of August 30, 2012.

Name	Age	Position	Company Director Since	Other public company directorships held in last five years
Jianhua Zhu	50	Chief Executive Officer, President and Director	October 31, 2008	None
Yaying Wang	49	Chief Operating Officer and Director	October 31, 2008	None
Robert C. Bruce*	50	Independent Director	April 14, 2009	ImmuCell Corporation (NASDAQ: ICCC) and China North East Petroleum Holdings Ltd. (NYSE Amex: NEP)
Jonathan P. Serbin*	43	Independent Director	April 14, 2009	Geos Communications (OTCBB: GCMI)
Kelvin Lau*	49	Independent Director	October 20, 2009	None

*	Indicates member of Audit, Nominating and Corporate Governance Committee and Compensation Committee

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, five directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of Jianhua Zhu, Yaying Wang, Robert C. Bruce, Jonathan P. Serbin, and Kelvin Lau, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any of the nominees should become unable or unwilling to serve as a director, however, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until they resign or are removed from office in accordance with our bylaws. Set forth below are the respective principal occupations or brief employment histories of the five nominees and the periods during which each has served as a director of the Company, as well as our named executive officers and certain significant employees.

Director Nominees

Jianhua Zhu, President and Chief Executive Officer of the Company and the Chairman of the Board of Directors. Mr. Zhu has served as a director of the Company since October 31, 2008. Mr. Zhu has over 20 years of experience in the PRC’s copper industry. From Lihua Electron’s inception in October 1999 and from Lihua Copper’s inception in September 2007 until June 6, 2008, Mr. Zhu served as the sole member of the board of directors. Mr. Zhu currently serves as the Executive Director of Lihua Electron and Lihua Copper. In addition to overall management of the Company, Mr. Zhu is responsible for corporate and product development and compliance with governmental regulations. As our founder and CEO, we believe that Mr. Zhu’s extensive experience in the copper industry provides him with significant insight into our business which make him qualified to be the Chairman of our Board of Directors.

Yaying Wang, Chief Operating Officer and a member of the Board of Directors. Ms. Wang has served as director of the Company and COO since October 31, 2008. She has over 20 years of experience in the PRC’s copper industry. Ms. Wang has strong technical knowledge of copper and extensive industry relationships. In addition to her responsibilities as COO, Ms. Wang is responsible for the Sales and Production Departments. We believe that Ms. Wang’s extensive experience in the copper industry provides her with significant insight into our business which is needed by our Board of Directors.

Robert C. Bruce, Independent Director. Mr. Bruce has served as a director of the Company since April 14, 2009. Mr. Bruce is Founder, President and CEO of Zylo Media, LLC, an early stage digital advertising and marketing company headquartered in Portland, Maine. Mr. Bruce also serves as President of Oakmont Advisory Group, LLC, a financial management consulting firm located in Portland, Maine. Prior to founding Oakmont Advisory Group, from 1999 through 2004, Mr. Bruce served as Chief Operating Officer, Treasurer and Director for Enterix Inc., a privately-held, venture-funded medical device and laboratory services company that was purchased by Quest Diagnostics. He also previously served as Chief Financial Officer for Advantage Business Services (1997 to 1998), a privately-held national payroll processing and tax filing business that was subsequently acquired by PayChex. Mr. Bruce previously served as a member of the board of directors of ImmuCell Corporation (NASDAQ: ICCC) and China North East Petroleum Holdings Ltd. (NYSE Amex: NEP). Mr. Bruce received his MBA from the Yale University School of Management, and a B.A. from Princeton University. We believe that Mr. Bruce’s experience as a former director of two other public companies and his extensive finance experience provides him with a unique and valuable perspective from which he helps advise the Board of Directors.

Jonathan P. Serbin, Independent Director. Mr. Serbin has served as a director of the Company since April 14, 2009. Most recently from January 2011 through February 2012, Mr. Serbin was the head of Media and Telecom Investment Banking Asia division for Oppenheimer & Co. Prior to that, from January 2007 through December 2011 he was the Chief Executive Officer of D Mobile, Inc., a seller of mobile content in the PRC. Prior to D Mobile, Inc., Mr. Serbin was Chief Financial Officer at EBT Mobile from January 2004 through December 2007. Mr. Serbin holds a B.A. from Washington University, St. Louis, a J.D. from Boston University and an MBA from Columbia University. We believe that Mr. Serbin’s significant experience in senior management, extensive finance experience and familiarity with working in the PRC provides him with a unique and valuable perspective from which he helps advise the Board of Directors.

Siu Ki “Kelvin” Lau, Independent Director. Mr. Lau has served as a director of the Company since October 20, 2009. Mr. Lau has substantial experience in capital markets, corporate finance, investments and mergers & acquisitions, particularly in the Asia Pacific region. He has worked for a few international and regional investment banks since 1990 and has been providing advisory service to listed and private companies with regard to public listing, corporate takeover, equity fund raising and other corporate activities. From January 1990 to May 1993, Mr. Lau worked for a leading local investment bank in Hong Kong. During May 1993 and May 1997, he worked as a director for a European investment bank, and since May 1997, he has been working for Asian investment banks with global network. Mr. Lau was Managing Director of DBS Asia Capital Limited during April 2002 and December 2008. Since December 2008, he has been working in the Equity Capital Markets and Corporate Finance department of Mizuho Securities Asia Limited, which is a major Japanese investment banking and securities company with global distribution network. Mr. Lau is a fellow member of the Chartered Association of Certified Accountants of the United Kingdom and a member of the Hong Kong Institute of Certified Public Accountants. He has a BS in Economies from the University of London. Mr. Lau is currently based in Hong Kong and principally covers fund raising and corporate activities of listed and private companies in the Greater China region. We believe that Mr. Lau’s strong exposure in investment banking, corporate finance and corporate governance and his substantial experience of working with PRC corporates provides him with a unique and valuable perspective as an important member of the Board of Directors.

Executive Officers and Significant Employees

Daphne Huang, Chief Financial Officer and Treasurer. Ms. Huang has served as Chief Financial Officer and Treasurer since October 23, 2011 and as Executive Vice President of Finance and Director of Investor Relations since October 2009. From April 2003 through February 2009, Ms. Huang worked at GE Capital Markets, Inc., a broker dealer, where she served as Assistant Vice President and then Vice President of the Debt Capital Markets group and was responsible for debt product structuring and syndication in the U.S. capital markets. From 2000 to 2002, Ms. Huang was an Associate and then a Senior Associate at Fleet Securities, Inc., an investment bank that was acquired by Bank of America. Ms. Huang also served as a Senior Auditor in the Capital Markets Group of PriceWaterhouseCoopers from 1997 to 2000, an Equity Research Analyst at SG Cowen & Company from 1996 to 1997 and a Financial Analyst at Morgan Stanley Dean Witter from 1995 to 1996. Ms. Huang earned an MBA in Finance and Management from the Leonard N. Stern School of Business at New York University, a B.B.A. in Accounting from Baruch College, and holds an inactive CPA license in the State of New York. She is fluent in Mandarin.

Junying Zhu, VP of Sales and Marketing. Ms. Zhu has served as the VP of sales of Lihua Electron since its inception in 1999. Ms. Zhu has more than 10 years’ experience working in the Copper Clad Aluminum magnet wire industry. She has held various executive management positions since Lihua Electron was established, including VP of operations, from 2001 to 2005. During her career, Ms. Zhu has focused on business development, strategic market planning, key account management, contract negotiation and loss prevention. Ms. Zhu graduated from Changzhou Accounting College with a degree in marketing.

Xingwei Fan, Vice President. Mr. Fan has served as the Vice President of Lihua Electron since January 2011. Mr. Fan has over 15 years’ experience working in the cable and wire metals industry in China. He has held executive management positions with a number of cable and wire manufacturers prior to joining our company. Prior to joining Lihua Electron, Mr. Fan was the Chief Operating Officer of Jiangsu JingCheng Electronics Ltd. since June of 2003. From 2001 to 2003, Mr. Fan was the Vice President of Huihua Metal Products Ltd. Earlier in his career, Mr. Fan held technical manager and production manager positions with two companies in the cable and wire industry. Mr. Fan graduated from Changsha University of Science and Technology in 1993 with a major in Electrical Engineering.

Family Relationships

Mr. Jianhua Zhu, our Chief Executive Officer, President and Chairman, and Ms. Yaying Wang, our Chief Operating Officer and a director, are married. There are no other family relationships among our executive officers, directors and significant employees.

Involvement in Certain Legal Proceedings

To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past ten years.

Transactions with Related Persons, Promoters and Certain Control Persons

For the years ended December 31, 2011 and 2010, sales included $620,295 and $1,991,430, respectively that were made from Tianyi Telecom. The controlling stockholders of Tianyi Telecom are related to Ms. Yaying Wang, our COO and one of our directors.

In June 2011 Mr. Jianhua Zhu loaned the Company $140,000. The loan was unsecured, payable on demand and non-interest bearing. The loan was repaid in August 2011.

It is Company’s policy not to enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

On May 19, 2011, Magnify Wealth Enterprise Limited (“Magnify Wealth”), a British Virgin Islands corporation and an entity affiliated with Mr. Jianhua Zhu, the Chief Executive Officer and Chairman of the Company, agreed to loan the Company up to $4 million pursuant to the terms of a demand promissory note (the “Note”) to partially fund the Company’s previously announced $15 million stock repurchase program to make open market purchases of the Company’s common stock (the “Repurchase Program”). While the Company’s operating subsidiaries in the PRC have substantial cash reserves available, the laws of the PRC restrict the conversion of RMB to US dollars, such that the Company has encountered difficulty funding the Repurchase Program with US dollars from cash held by its PRC subsidiaries. The Company explored possible alternative arrangements for funding the Repurchase Program in US dollars with financial institutions, but Company management determined that such alternatives would have been costly or otherwise not appropriate for the Company.

On May 23, 2011, Magnify Wealth loaned $1 million under the Note, which amount the Company repaid in full on May 25, 2011 in RMB. On June 14, 2011, Magnify Wealth loaned $300,000 under the Note, which amount the Company repaid in full on June 14, 2011 in RMB. The total amount repaid was RMB8,434,660, which was repaid at the average rate of 6.4822 RMB per US dollar, which was based upon the exchange rate between US dollars and RMB as set forth by Standard Chartered Bank in Hong Kong. The loans under the Note were unsecured, payable on demand and bore interest at 2% per annum. As of June 30, 2011, there was no outstanding loan under the Note.

The loan transactions with Magnify Wealth described above were unanimously ratified and approved by the Audit Committee on June 8, 2011.

Board Leadership Structure

The Board of Directors believes that Mr. Zhu’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Zhu possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers.

The board has not designated a lead director. Given the limited number of directors comprising the board, the independent directors call and plan their executive sessions collaboratively and, between board meetings, communicate with management and one another directly. Under the circumstances, the directors believe that formalizing a lead director function might detract from, rather than enhance, performance of their responsibilities as directors.

Risk Oversight

The Board of Directors is responsible for the oversight of risk management related to the company and its business and accomplishes this oversight through regular reporting by the Audit Committee. The Audit Committee assists the Board of Directors by periodically reviewing the accounting, reporting and financial practices of the company, including the integrity of our financial statements, the surveillance of administrative and financial controls and the Company’s compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business, including credit policies, inventory management practices, internal controls, accounting policies and procedures and summarizes for the Board of Directors areas of risk and the appropriate mitigating factors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

Board Practices

Our business and affairs are managed under the direction of our board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management.

Board Committees and Independence

The Board of Directors has an Audit Committee, Nominating and Corporate Governance Committee and a Compensation Committee, each of which was formed on April 14, 2009. Our board of directors has determined that Robert C. Bruce, Jonathan P. Serbin, and Kelvin Lau, the members of these committees, are “independent” under the current independence standards of Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and meet the criteria for independence set forth in Rule 10A(m)(3) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our board of directors has also determined that these persons have no material relationships with us — either directly or as a partner, stockholder or officer of any entity — which could be inconsistent with a finding of their independence as members of our board of directors.

Audit Committee

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The audit committee members consist of Robert C. Bruce, Jonathan P. Serbin and Kelvin Lau. Each of these members would be considered “independent” as defined by Rule 5605 of NASDAQ’s Marketplace Rules, as determined by our board of directors. During the fiscal year ended December 31, 2011, the Audit Committee met 4 times and acted 1 time by unanimous written consent.

The audit committee oversees our financial reporting process on behalf of the board of directors. The committee’s responsibilities include the following functions:

•	approve and retain the independent auditors to conduct the annual audit of our books and records;
•	review the proposed scope and results of the audit;
•	review and pre-approve the independent auditors’ audit and non-audited services rendered;
•	approve the audit fees to be paid;
•	review accounting and financial controls with the independent auditors and our internal auditors and financial and accounting staff;
•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services; and
•	meet separately and periodically with management and our internal auditor and independent auditors.

The Audit Committee operates under a written charter, which is available at our website at http://www.lihuaintl.com. Robert C. Bruce serves as the Chairman of our Audit Committee.

Our board of directors has determined that we have at least one audit committee financial expert, as defined by the rules and regulations of the SEC and NASDAQ, serving on our audit committee, and that Robert C. Bruce is the “audit committee financial expert”. We have also determined that Robert C. Bruce is “independent” under the current independence standards of Rule 5606(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and meets the independence criteria set forth in Rule 10A(m)(3) of the U.S. Securities Exchange Act of 1934, as amended.

Audit Committee Report

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management, and has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence; and based on the review and discussions referred above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Robert. C. Bruce
Jonathan P. Serbin
Kelvin Lau

Nominating And Corporate Governance Committee

The Nominating and Governance Committee is responsible for identifying potential candidates to serve on our board and its committees. During the fiscal year ended December 31, 2011, the Nominating and Corporate Governance Committee did not meet. The committee’s responsibilities include the following functions:

•	making recommendations to the board regarding the size and composition of the board;
•	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;
•	establishing procedures for the nomination process;
•	advising the board periodically with respect to corporate governance matters and practices, including periodically reviewing corporate governance guidelines to be adapted by the board; and
•	establishing and administering a periodic assessment procedure relating to the performance of the board as a whole and its individual members.

Each of Messrs. Bruce, Serbin and Lau are the members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operate under a written charter, which is available on our website at http://www.lihuaintl.com. Mr. Lau is the Chairman of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board of Directors are required to have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the listing standards of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Kelvin Lau, Chairman, Nominating and Corporate Governance Committee, Lihua International, Inc., Houxiang Five-Star Industry District, Danyang City, Jiangsu Province, People’s Republic of China. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Compensation Committee

The Compensation Committee is responsible for making recommendations to the board concerning salaries and incentive compensation for our officers and key employees and administers our stock option plans. During the fiscal year ended December 31, 2011, the Compensation Committee met 3 times. Its responsibilities include the following functions:

•	reviewing and recommending policy relating to the compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other senior officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers based on such evaluations;
•	administering our benefit plans and the issuance of stock options and other awards under our stock plans; and reviewing and establishing appropriate insurance coverage for our directors and executive officers;
•	recommending the type and amount of compensation to be paid or awarded to members of our board of directors, including consulting, retainer, meeting, committee and committee chair fees and stock option grants or awards; and
•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers.

Each of Messrs. Bruce, Serbin and Lau are the members of the Compensation Committee. The Compensation Committee operates under a written charter, which is available on our website at http://www.lihuaintl.com. Mr. Serbin is Chairman of Compensation Committee. Our executive officers have no formal role in suggesting their salaries.

Compensation Committee Interlocks And Insider Participation

No member of our Compensation Committee has at any time been an officer or employee of ours or our subsidiaries. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2011, other than one Form 3 for Daphne Huang, which was not timely filed, and five Form 4s by Magnify Wealth Enterprise Ltd., four Form 4s by Jianhua Zhu, two Form 4s by Kelvin Lau, and one Form 4 by each of Jonathan Serbin, Robert Bruce, and Roy Yu, which were not timely filed.

Code of Ethics

We adopted a Corporate Code of Ethics and Conduct on December 31, 2007. The Code of Ethics is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that the Company files or submits to the Securities and Exchange Commission and others. A copy of the Code of Ethics is included as Exhibit 14.1 to our Annual Report on Form 10-KSB, filed with the SEC on February 26, 2008. A copy of the Code of Ethics is available on our website at

http://www.lihuaintl.com/. A printed copy of the Code of Ethics may also be obtained free of charge by writing to us at our headquarters located at Houxiang Five-Star Industry District, Danyang City, Jiangsu Province, PRC 212312.

Meetings of the Board

During the fiscal year ended December 31, 2011, the Board of Directors met 4 times and took action by written consent on 4 occasions. All of the directors participated in the board meetings. Each director is expected to participate, either in person or via teleconference, in meetings of our Board of Directors and meetings of committees of our Board of Directors in which each director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. We do not have a written policy with regard to directors’ attendance at annual meetings of stockholders; however, all directors are encouraged to attend the annual meeting.

Communications with the Board of Directors

Stockholders can mail communications to the Board of Directors, c/o Yaying Wang, Secretary, Lihua International, Inc., Houxiang Five-Star Industry District, Danyang City, Jiangsu Province, PRC 212312, who will forward the correspondence to each addressee.

Executive Compensation

Compensation Discussion and Analysis

We strive to provide our named executive officers with a competitive base salary that is in line with their roles and responsibilities.

We believe that other peer companies in the PRC which are listed on U.S. stock markets would be the most appropriate to use for salary comparison purposes. However, none of our direct competitors are public companies in the U.S. We have looked at Fushi International (Dalian) Bimetallic Cable Co., Ltd., one of our suppliers, which is listed on the Nasdaq Stock Market. The salaries of Fushi’s CEO and CFO are $240,000 and $200,000 per year, respectively. Fushi’s CEO and CFO are each entitled to 100% cash bonuses, according to their compensation plan. In addition, Fushi’s CFO is awarded 30,000 shares of stock and 150,000 stock options. Fushi has lower revenues than we do and therefore, taking this into consideration, we believe that the compensation of our executive officers is appropriate.

It is not uncommon for companies with operations primarily in the PRC to have base salaries and bonuses as the sole and only form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to similar positions within comparable peer companies and with consideration of the executive’s relative experience in his or her position. Based on an evaluation of available information with respect to the base salaries of executives of our competitors, the base salary and bonus paid to our named executive officers is in line with our competitors. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

On April 14, 2009, the Company adopted the Lihua International, Inc. 2009 Omnibus Securities and Incentive Plan (the “2009 Plan”). The 2009 Plan includes: Distribution Equivalent Rights, Options, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Tandem Stock Appreciation Rights, Unrestricted Stock Awards or any combination of the foregoing. We will consider other elements of compensation, including without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation. We believe our current compensation package is comparative to our peers in the industry and aimed to retain and attract talented individuals.

Summary Compensation Table

The following table sets forth the compensation paid or accrued by us for each of the Company’s last three completed fiscal years to our Chief Executive Officer, Chief Financial Officer and our other officer whose compensation exceeded $100,000.

Name and Principal Position(1)	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Jianhua Zhu, CEO and President(2)	2011	191,667	-0-	-0-	-0-	-0-	-0-	-0-	191,667
	2010	180,000	-0-	-0-	-0-	-0-	-0-	-0-	180,000
	2009	180,000	-0-	-0-	-0-	-0-	-0-	-0-	180,000
Ms. Daphne Huang Chief Financial Officer(3)	2011	116,667	15,000	-0-	334,286	-0-	-0-	-0-	465,953
	2010	100,000	-0-	-0-	28,719	-0-	-0-	-0-	128,719
	2009	16,666	-0-	-0-	-0-	-0-	-0-	-0-	16,666
Mr. Yang “Roy” Yu, Former Chief Financial Officer(2),(3)	2011	150,000	-0-	-0-	148,571	-0-	-0-	-0-	298,571
	2010	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000
	2009	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000
Ms. Yaying Wang, Chief Operating Officer(2)	2011	158,333	-0-	-0-	-0-	-0-	-0-	-0-	158,333
	2010	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000
	2009	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000

(1)	Some of our named executive officers reside in the PRC and therefore may receive their annual compensation in RMB.
(2)	Messrs. Zhu and Yu and Ms. Wang entered into new employment agreements with the Company on October 23, 2011. Therefore, their salaries for the fiscal year ended December 31, 2011 are pro-rated in U.S. dollars from based on their salaries received before and after October 23, 2011.
(3)	Ms. Huang replaced Roy Yu as an executive officer of the Company on October 23, 2011. Therefore, Ms. Huang’s salary as Chief Financial Officer and Treasurer is pro-rated in U.S. dollars from October 23, 2011 through December 31, 2011. Ms. Huang’s compensation also includes those amounts received in her capacity as Executive Vice President of Finance and Director of Investor Relations between October 31, 2009 through October 22, 2011.
(4)	Reflects the aggregate grant date fair value of stock awards determined in accordance with ASC Topic 718.

Equity Compensation Plan Information

The following table summarizes our plan-based awards as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	$-0-	-0-
Equity compensation plans not approved by security holders:
Options to purchase Common Stock	715,000	$5.16	2,288,648 (1)
Series B Warrants to purchase Common Stock	380,500	$3.50	-0-
Warrants to purchase Common Stock	28,456	$4.80	-0-
Total	1,123,956	$4.59	2,288,648

(1)	Based on 10% of the aggregate number of shares of the Common Stock issued and outstanding as of December 31, 2011, less aggregate options issued and outstanding as of December 31 2011, pursuant to Section 5.1 of the 2009 Omnibus securities and Incentive Plan.

Exercise of Series A Warrants

In January 2011 the Company exercised its contractual right to call the Series A Warrants then outstanding for redemption. By February 1, 2011, all such Series A Warrants had been exercised by their holders.

Equity Compensation Plans not approved by Security Holders

The Company’s Board of Directors adopted the 2009 Plan on April 14, 2009. The 2009 Plan is described in detail under “The Lihua International, Inc. 2009 Omnibus Securities and Incentive Plan,” below.

The Lihua International, Inc. 2009 Omnibus Securities and Incentive Plan

Administration.  The 2009 Plan is administered by the compensation committee of the board of directors, which consists of three members of the board of directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of Code Section 162(m) and “independent” for purposes of any applicable listing requirements. Among other things, the compensation committee has discretion, subject to the express limits of the 2009 Plan, to determine which directors, employees and independent contractors are to be granted an award under the 2009 Plan, the type of award to be granted, the terms and conditions of each award, the number of shares of common stock subject to each award, the exercise price of each award which is a stock option and base price of each award which is a stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock, and to determine any required tax withholdings. The compensation committee may amend or modify any outstanding award, provided that the U.S. Participant’s consent to such action is required if the action would materially and adversely impair the rights or entitlements of the U.S. Participant. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2009 Plan.

Grant of Awards; Shares Available for Awards.  The 2009 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards in an amount not to exceed 10% of the aggregate number of shares of common stock issued and outstanding. If any award expires, is cancelled, or terminates unexercised or is forfeited, the shares subject thereto are again available for grant under the 2009 Plan. The number of shares of common stock for which awards may be granted under the 2009 Plan to a participant cannot exceed 100,000 shares in any calendar year.

Currently, there are 5 employees and directors who would be entitled to receive stock options and/or restricted shares under the 2009 Plan. Future new hires and consultants would be eligible to participate in the 2009 Plan as well. The number of stock options and/or restricted shares to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or restricted shares is dependent upon various factors such as hiring requirements and job performance.

Stock Options.  Stock options granted under the 2009 Plan are “nonqualified stock options” (“NQSOs”). NQSOs may be granted on such terms and conditions as the Committee may determine; provided, however, that the per share exercise price of an NQSO may not be less than the fair market value of a share of the underlying common stock on the date of grant of the NQSO and the term of an NQSO may not exceed 10 years.

Stock Appreciation Rights.  A SAR entitles the participant, upon exercise, to receive an amount, in cash or common stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, NQSOs granted under the 2009 Plan. A SAR granted in tandem with an NQSO (i) is exercisable only at such times, and to the extent, that the related NQSO is exercisable in accordance with the procedure for exercise of the related NQSO; (ii) terminates upon termination or exercise of the related option (likewise, the option granted in tandem with a SAR terminates upon exercise of the SAR); and (iii) is transferable only upon surrender of the participant’s right to exercise the equivalent portion of the related NQSO. A SAR that is not granted in tandem with an NQSO is exercisable at such times as the compensation committee may specify.

Performance Shares or Performance Unit Awards.  Performance share or performance unit awards awarded under the 2009 Plan entitle the participant to receive cash or shares of common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.

Restricted Stock Awards or Restricted Stock Unit Award.  A restricted stock award under the 2009 Plan is a grant or sale of common stock to the participant, subject to the Company’s right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) in the event that conditions specified by the compensation committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to the Company. A restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock, or award under the 2009 Plan one share of common stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.

Unrestricted Stock Awards.  An unrestricted stock award under the 2009 Plan is a grant or sale of common stock to the participant that is not subject to transfer, forfeiture or other restrictions.

Distribution Equivalent Right Awards.  A distribution equivalent right award under the 2009 Plan entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of the common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded under the 2009 Plan as a component of another award, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award.

Change-of-Control Provisions.  In connection with the grant of an award under the 2009 Plan, the compensation committee may provide that, in the event of a “change in control” (as defined in the 2009 Plan), any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination.  The Board of Directors may amend, suspend or terminate the 2009 Plan, but no amendment will be made that adversely affects any rights of a participant with respect to a previously granted award without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the 2009 Plan so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Section 162(m) of the Code.

Certain Federal Income Tax Consequences of the 2009 Plan.

The following is a general summary of the federal income tax consequences under current tax law to the Company and to participants in the 2009 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are NQSOs, restricted stock, SARs, dividend equivalent rights, restricted stock units, performance shares, performance units and unrestricted stock awards. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of the Company to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares of common stock. This summary assumes that U.S. Participants will hold their shares of common stock as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2009 Plan, or shares of common stock issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2009 Plan or shares of common stock issued thereto pursuant to the 2009 Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the U.S. Participant generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of an NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held thereby. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance shares award, performance units award, restricted stock units award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereby. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares received over any amount paid for the shares thereby, and the Company is generally entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of fair market value of such shares of stock at the time the restriction lapses over any amount paid thereby for the shares. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares at the time of this grant. The Company is generally entitled to a deduction at the same time and in the same amount as the income is required to be included by the U.S. Participant.

Grants of Plan-Based Awards

The following table sets forth information regarding each award made to the named executive officers named below, under the Company’s 2009 Plan during 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stocks or Units	Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Daphne Huang(1)	October 23, 2011	NA	NA	NA	225,000	225,000	225,000	-0-	225,000	$4.50	$334,286
Yang “Roy” Yu(2)	October 23, 2011	NA	NA	NA	100,000	100,000	100,000	-0-	100,000	$4.50	$148,571

(1)	Includes an option to purchase up to 225,000 shares, which vests in three equal installments of 75,000 shares each, on October 23, 2012, October 23, 2013, and October 23, 2014, respectively.
(2)	Includes an option to purchase up to 100,000 shares, which vests in installments of 40,000 shares, 30,000 shares, and 30,000 shares on October 23, 2012, October 23, 2013, and October 23, 2014, respectively.

Option Exercises and Stock Vested

The following table summarizes stock option exercises by our named executive officers in 2011 and shares of restricted stock that vested in 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jianhua Zhu	-0-	-0-	-0-	-0-
Yang “Roy” Yu	-0-	-0-	-0-	-0-
Daphne Huang	-0-	-0-	-0-	-0-
Yaying Wang	-0-	-0-	-0-	-0-

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each named executive officer, information regarding unexercised stock options outstanding as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Exercisable
Jianhua Zhu	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Yang “Roy” Yu	-0-	40,000		4.50	10/23/2012	-0-	-0-	-0-	-0-
	-0-	30,000		4.50	10/23/2013	-0-	-0-	-0-	-0-
	-0-	30,000	0	4.50	10/23/2014	-0-	-0-	-0-	-0-
Daphne Huang	-0-	75,000		4.50	10/23/2012	-0-	-0-	-0-	-0-
	-0-	75,000		4.50	10/23/2013	-0-	-0-	-0-	-0-
	-0-	75,000		4.50	10/23/2014	-0-	-0-	-0-	-0-
Yaying Wang	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Pension Benefits

We do not sponsor or maintain any pension benefits plans.

Qualified Defined or Deferred Compensation Plans

We do not maintain any tax-qualified defined contribution or any tax-qualified deferred compensation plans.

Nonqualified Defined or Deferred Compensation Plans

We do not maintain any non-tax-qualified defined contribution or other non-tax qualified deferred compensation plans.

Employment Contracts and Termination of Employment and Change In Control

The following employment agreements were entered into by the Company’s PRC subsidiaries and the following executive officers:

Jianhua Zhu.  The Company’s PRC subsidiaries entered into an employment agreement with Jianhua Zhu on June 24, 2008 to serve as Chief Executive Officer and a member of the board of directors for a term of three (3) years. Pursuant to the agreement, Mr. Zhu will receive annual compensation equal to $180,000. In addition, Mr. Zhu is entitled to participate in any and all benefit plans, from time to time, in effect for employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time. In the event that either of the PRC Subsidiaries terminate the employment agreement without cause (as defined therein), Mr. Zhu will be entitled to a severance payment of one year’s salary from the date of termination plus all medical and dental benefits for that time period as well. In addition, if he is no longer employed by the Company, Mr. Zhu has agreed that neither he, nor any of his affiliates shall directly or indirectly employ, solicit, or induce any individual, consultant, customer or supplier who is, or was at any time during the one year period prior to his termination date, an employee or consultant of the Company, a customer of the Company or a supplier of the Company, cause such employee, consultant, customer or supplier to refrain from continuing their relationship with the Company. Mr. Zhu has also agreed to a non-compete clause whereby he shall not engage or assist others to engage in related businesses within Beijing and Danyang, PRC, the prescribed territory, however, he may own up to 5% of the outstanding shares of a company engaged in a similar business if such shares are listed on a national securities exchange. On September 26, 2008, Mr. Zhu entered in an amendment to the Employment Agreement with the PRC Subsidiaries whereby certain clerical errors were corrected.

On October 23, 2011, Mr. Zhu entered into a 3 year employment agreement with the Lihua Electron. All of the material terms of this agreement are identical to the prior agreement, except that Mr. Zhu shall receive annual cash compensation of $250,000.

Yang “Roy” Yu.  On October 23, 2011, Mr. Yu entered into a new employment agreement with the Company’s PRC subsidiaries to serve as Executive Vice President of Finance of Lihua Electron and of the Company. The agreement is for a one-year term, renewable annually at the Company’s option up to an additional two years. Mr. Yu will receive annual cash compensation of $150,000 and will be awarded a stock option to purchase up to 100,000 shares of common stock at $4.50 per share, which shall vest in installments of 30,000, 40,000 and 40,000 shares on October 22, 2012, 2013 and 2014, respectively, so long as Mr. Yu is serving as Executive Vice President of Finance, or as an officer of the Company at each such time. Additionally, Mr. Yu is eligible to receive an annual discretionary bonus of $30,000. Lihua Electron will provide Mr. Yu with insurance, medical, dental, sick leave, holiday and other benefits as may be given and amended from time to time to other senior management of Lihua Electron, and he will be reimbursed for ordinary and necessary business expenses. Pursuant to the agreement, Mr. Yu must devote all of his time during business hours, to Lihua Electron and the Company, and he is subject to non-compete and non-solicitation covenants during employment and for one-year from his termination date. In the event of Mr. Yu’s termination by Lihua Electron and the Company other than for cause, disability or death, or by Mr. Yu for good reason, Mr. Yu is entitled to continue to receive his salary and benefits through the first anniversary of his termination date.

Daphne Huang.  The Company entered into an employment agreement with Daphne Huang on October 23, 2011, to serve as Chief Financial Officer. The agreement is for a one-year term, renewable annually at the Company’s option up to an additional two years. Ms. Huang will receive annual cash compensation of $200,000 and will be awarded a stock option to purchase up to 225,000 shares of common stock at $4.50 per share, which shall vest in equal installments on October 22, 2012, 2013 and 2014, so long as Ms. Huang is serving as CFO at each such time. Additionally, Ms. Huang received a one-time signing bonus of $15,000. Pursuant to the agreement, Ms. Huang must devote all of her time during business hours to the Company and is subject to non-compete, non-interference and non-solicitation covenants during the term of her employment with the Company and for one year subsequent to the termination of her employment with the Company. In the event that Ms. Huang’s employment was terminated by the Company without cause, by Ms. Huang for good reason, or by her death or disability, Ms. Huang would be entitled to continue to receive severance pay equal to her base salary for a period of six months after the termination date, subject to her entry into a separation agreement and general release with the Company.

Yaying Wang.  The Company’s PRC subsidiaries entered into an employment agreement with Yaying Wang on June 24, 2008 to serve as Chief Operating Officer and a member of the board of directors for a term of three (3) years. Pursuant to the agreement, Ms. Wang will receive annual compensation equal to $150,000. In addition, Ms. Wang is entitled to participate in any and all benefit plans, from time to time, in effect for employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time. In the event that either of the PRC Subsidiaries terminate the employment agreement without cause (as defined therein), Ms. Wang will be entitled to a severance payment of one year’s salary from the date of termination plus all medical and dental benefits for that time period as well. In addition, if she is no longer employed by the Company, Ms. Wang has agreed that neither she, nor any of her affiliates shall directly or indirectly employ, solicit, or induce any individual, consultant, customer or supplier who is, or was at any time during the one year period prior to her termination date, an employee or consultant of the Company, a customer of the Company or a supplier of the Company, cause such employee, consultant, customer or supplier to refrain from continuing their relationship with the Company. Ms. Wang has also agreed to a non-compete clause whereby she shall not engage or assist others to engage in related businesses within Beijing and Danyang, PRC, the prescribed territory, however, she may own up to 5% of the outstanding shares of a company engaged in a similar business if such shares are listed on a national securities exchange. On September 26, 2008, Ms. Wang entered in an amendment to the Employment Agreement with the PRC Subsidiaries whereby certain clerical errors were corrected.

On October 23, 2011, Ms. Wang entered into a 3 year employment agreement with the Company’s PRC subsidiaries. All of the material terms of this agreement are identical to the prior agreement, except that Ms. Wang shall receive annual cash compensation of $200,000.

Potential Payments upon Termination or Change in Control

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, as of December 31, 2011, the following individuals would have been entitled to payments in the amounts set forth opposite to their name in the below table through December 31, 2012:

	Cash Payments
Mr. Jianhua Zhu	$250,000	(1)
Mr. Yang “Roy” Yu	150,000	(1)
Ms. Daphne Huang	100,000	(1)
Ms. Yaying Wang	200,000	(1)

(1)	Subject to compliance with non-solicitation, non-compete, non-disclosure and non-use provisions of the executive’s employment agreement.

Director Compensation

The following table summarizes compensation that our non-employee directors earned during 2011 for services as members of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert C. Bruce(2)	44,375	—	47,667	—	—	—	87,042
Jonathan P. Serbin(2)	34,500	—	47,667	—	—	—	82,167
Kelvin Lau(2)(3)	34,500	—	107,264	—	—	—	144,764

(1)	Reflects the aggregate grant date fair value to option awards granted to the directors, determined in accordance with ASC Topic 718.
(2)	Pursuant to one-year agreements dated June 3, 2011, between the Company and each of Robert Bruce, Kelvin Lau and Jonathan Serbin, each of Messrs. Bruce, Lau and Serbin received an option to purchase up to 20,000 shares of common stock of the Company and an annual cash fee of $48,000 paid quarterly. Additionally, Mr. Bruce received quarterly, cash payments of $12,000 per year for serving as Chair of the Audit Committee. The Company will also reimburse each of Messrs. Bruce, Lau and Serbin for (i) expenses related to his attending meetings of the Board of Directors, meetings of committees of the Board of Directors, executive sessions, stockholder meetings, and other Company-related travel, and (ii) up to $3,000 in expenses related to attending bona fide director education seminars that each director, in his discretion, may select. The stock options granted to each of Messrs. Bruce, Lau and Serbin have an exercise price of $6.49 per share, such options vesting in equal installments on July 14, 2011, October 14, 2011, January 14, 2012 and April 14, 2012, so long as each director is, respectively, serving as a member of the Board of Directors at each such time.
(3)	On January 14, 2011, the Company entered into an independent director agreement with Kelvin Lau, effective as of October 20, 2010, pursuant to which Mr. Lau was to receive an annual cash fee of $25,000 paid quarterly. Additionally, Mr. Lau was to receive quarterly, cash payments of $5,000 per year for serving on the Audit Committee, while Mr. Bruce, Chair of the Audit Committee received $7,500 per year. The Company also agreed to (i) pay Mr. Lau $1,000 for each board meeting attended by telephone, (ii) if Mr. Lau were to reside in China, to pay (a) $1,500 for each board meeting attended in person in China and (b) $5,000 for each board meeting attended in person outside of China (iii) if such director resides outside of China, to pay (x) $5,000 for each board meeting attended in person outside of the United States and (y) $1,500 for each board meeting attended in person in the United States and (iii) reimburse each of Mr. Lau for expenses related to his attending meetings of the Board of Directors, meetings of committees of the Board of Directors, executive sessions and stockholder meetings. Mr. Lau also received an option grant to purchase 15,000 shares of common stock of the Company at an exercise price of $10.64 per share. The option award vested in equal installments on December 3, 2010, January 16, 2011, March 1, 2011 and April 14, 2011, so long as Mr. Lau is serving as a member of the Company’s Board of Directors at such time. The agreement terminated on April 13, 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card or by following the instructions on the proxy card to vote by telephone or Internet.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Crowe Horwath (HK) CPA Limited to serve as the Company’s independent accountants for the year ending December 31, 2012. Crowe Horwath (HK) CPA Limited was engaged on July 16, 2010, and continues to serve as the Company’s principal accountant. A representative of Crowe Horwath (HK) CPA Limited is expected to be present by teleconference at the 2012 Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from stockholders.

On July 16, 2010, the Company engaged Crowe Horwath (HK) CPA Limited (“Crowe”) as its principal accountant and dismissed AGCA, Inc. (“AGCA”) from that role. The change in accountants was approved by the Company’s Audit Committee.

In connection with the audit of the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through July 16, 2010, (i) there were no disagreements with AGCA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to AGCA’s satisfaction, would have caused AGCA to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

A copy of AGCA’s letter addressed to the SEC relating to these statements is attached as an Exhibit to the Company’s Form 8-K/A filed with the SEC on July 22, 2010. The reports of AGCA on the financial statements for either of the past two years contained no adverse opinion or a disclaimer of an opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and in the subsequent interim period prior to July 16, 2010, the Company did not consult with Crowe regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by Crowe that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

If stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Crowe.

AGCA, Inc.

The following chart sets forth public accounting fees paid to AGCA, Inc. during the years ended December 31, 2010 and 2011:

AGCA, Inc.
	2010	2011
Audit Fees	$7,500	$—
Audit-Related Fees	$35,000	$29,300
Tax Fees	$11,500	$8,800
All Other Fees	$—	$—

Audit fees were for professional services rendered by AGCA, Inc. for the audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Forms 10-Q, and services that are normally provided by AGCA in connection with statutory and regulatory filings or engagements for that fiscal year. AGCA billed for services provided in the preparation of consolidated tax returns.

Audit related fees consist of services by AGCA, Inc. that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. We incurred these fees in connection with the preparation of registration statements, financings, and an acquisition transaction.

Tax fees are the aggregate fees in each of the last two years for the professional services rendered by AGCA, Inc. for the preparation and filing of our U.S. tax returns.

AGCA did not bill any other fees for services rendered to us during the fiscal years ended December 31, 2011 and 2010 for assurance and related services in connection with the audit or review of our financial statements.

Crowe Horwath (HK) CPA Limited

The following chart sets forth public accounting fees paid and payable to Crowe Horwath (HK) CPA Limited (“Crowe”) during the years ended December 31, 2010 and 2011:

Crowe Horwath (HK) CPA Limited
	2010	2011
Audit Fees	$325,000	$399,000
Audit-Related Fees	$—	$15,500
Tax Fees	$—	$—
All Other Fees	$—	$—

Audit fees were for professional services rendered by Crowe for the audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Forms 10-Q, and services that are normally provided by Crowe in connection with statutory and regulatory filings or engagements for that fiscal year.

Audit related fees consist of services by Crowe that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. This category includes accounting consultations on transaction and proposed transaction related matters. We incurred these fees in connection with registration statements, financing, and acquisition transaction.

Crowe did not bill any other fees for services rendered to us during the fiscal years ended December 31, 2010 and 2011 for assurance and related services in connection with the audit or review of our financial statements.

Pre-Approval of Services

The Audit Committee appoints the independent accountant each year and pre-approves the audit services. The Audit Committee chair is authorized to pre-approve specified non-audit services for fees not exceeding specified amounts, if he promptly advises the other Audit Committee members of such approval. All of the services described under the caption “Audit Fees” were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH (HK) CPA LIMITED TO SERVE AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2012.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Securities Exchange Act Section 14A, we are submitting to stockholders an advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed under the caption Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

The advisory vote is not binding on the Company, the Board of Directors, or management; if executive compensation is not approved by a majority of votes cast, the Compensation Committee will take account of this fact when considering executive compensation for future years.

The Company intends to submit to stockholder an advisory vote to approve the executive compensation every year. The Company plans to submit the next vote at next year’s annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to Company’s named executive officers, as disclosed under Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, be, and hereby is, approved.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card or by following the instructions on the proxy card to vote by Internet.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Lihua may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Lihua’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

We will only deliver one Proxy Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this Proxy Statement was delivered, or deliver a single copy of this Proxy Statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company at following address: Houxiang Five-Star Industry District; Danyang City, Jiangsu Province, People’s Republic of China.

Lihua will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2011 (as filed with the SEC), including the financial statements contained therein. All such requests should be directed to Yaying Wang, Chief Operating Officer and Secretary, Houxiang Five-Star Industry District; Danyang City, Jiangsu Province, People’s Republic of China; telephone: +(86) 511 86317399.

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the fiscal year ending December 31, 2012 is expected to be held in October 2013. Any stockholder proposal intended to be included in the Company’s Proxy Statement and form of proxy for presentation at the 2013 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company not later than May 10, 2013. As to any proposal submitted for presentation at the 2013 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2013 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before July 24, 2013.

By Order of the Board of Directors,

/s/ Jianhua Zhu

Name: Jianhua Zhu
Title: Chairman and Chief Executive Officer

Dated: September 4, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
LIHUA INTERNATIONAL, INC.
TO BE HELD ON OCTOBER 7, 2012

Jianhua Zhu, with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as he shall determine, all of the shares of common stock of Lihua International, Inc. that the undersigned would be entitled to vote, if personally present, at the 2012 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2 and 3.
The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Jianhua Zhu, Yaying Wang, Robert C. Bruce, Jonathan P. Serbin and Kelvin Lau

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2. RATIFICATION OF CROWE HORWATH (HK) CPA LIMITED AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date:, 2012	Signature
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.